                            ASSET PURCHASE AGREEMENT


THIS ASSET PURCHASE AGREEMENT is dated as of the 25th day of March, 1997 by and between (i) VideoServer, Inc., a Delaware corporation (the "Buyer"), and (ii) Promptus Communications, Inc., a Rhode Island corporation (the "Seller".)

WHEREAS, the Seller is engaged in the research, development, marketing and sale of products embodying its Network Access Card technology (the "NAC Business") and its network access systems products business (the "Systems Business"); and

WHEREAS, the Buyer, and/or its wholly-owned subsidiary, VideoServer Acquisitions Corp, a Delaware corporation ("VSVR Acquisitions"), desires to purchase the assets owned by the Seller of its NAC Business or set forth herein;

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the Buyer and Seller agree as follows:

                                    Article 1

                                Purchase And Sale

         1.1. Acquired Assets. Subject to the terms and conditions set forth in this Agreement, at the Closing referred to in Article 4 hereof the Seller shall sell, assign, transfer and deliver to the Buyer, and the Buyer shall purchase, acquire and take assignment and delivery of all assets of the Seller that are used exclusively in the NAC Business, or otherwise listed on one of the Schedules described in Section 1.1, including but not limited to the following assets (other than the Excluded Assets specified in Section 1.2) of the Seller (all of which assets are hereinafter referred to collectively as the "Acquired Assets"):

                  (a) Any and all machinery, installations, equipment, furniture, tools, spare parts, supplies, materials and other personal property items described on Schedule 1.1(a) hereto, with such additions thereto and deletions therefrom as may hereafter arise in the ordinary course of business prior to the Closing consistent with the Seller's obligations under Article 7 hereof (the "Equipment");

                  (b) All of the Seller's title to, interest in and rights under the leases of personal property described on Schedule 1.1(b) hereto (the "Personal Property Leases");

                  (c) All of the Seller's rights under the agreements with respect to employees described on Schedule 1.1(c) hereto (collectively, the "Employee Agreements");

                  (d) All of the Seller's rights under the purchase orders, contracts and agreements described on Schedule 1.1(d) hereto, for the purchase or sale of utilities, goods,
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                                      -2-

materials and services (the contracts and agreements referred to in this paragraph (d) being referred to collectively as the "Other Contracts");

                  (e) All of the Seller's trade accounts receivable, notes receivable and miscellaneous receivables related to the NAC Business, (the "Accounts Receivable");

                  (f) All of the Seller's inventories related to the NAC Business, including raw materials, parts, work in process and finished goods (the "Inventories");

                  (g) All of the Seller's transferable rights under the operating authorities, licenses, permits and approvals, both governmental and private, described on Schedule 1.1(g) hereto (the "Permits");

                  (h) All of the Seller's trade secrets, copyrights, designs, patents, licenses (as licensee or licensor), other agreements and applications with respect to the foregoing, production records, technical information, manufacturing know-how, processes, customer lists, and other intangible assets described on Schedule 1.1(h) hereto (the "Intangibles"); and

                  (i) All of the Seller's accounting books, records and ledgers, employment and personnel records for all employees of the Seller relating to the NAC Business and all other documents and records relating to the Acquired Assets, in original or copy form, as the parties may agree prior to the Closing.

         1.2. Excluded Assets. Notwithstanding the foregoing, the Seller is not selling and the Buyer is not purchasing, pursuant to this Agreement, and the term "Acquired Assets" shall not include, any of the following assets (the "Excluded Assets"):

                  (a) all of the Seller's rights under the employee benefit plans described on Schedule 1.2(a) hereto and all related plan assets and plan sponsorships;

                  (b) all of the Seller's minute books, stock ledgers and other corporate records;

                  (c) the consideration received by the Seller pursuant to this Agreement;

                  (d) the rights of the Seller under this Agreement;

                  (e) any assets related solely to the business of the Seller in marketing, selling, improving, developing, and distributing its "Systems Products" as that term is understood and defined in the Technology License Agreement and any rights to the name and work " Promptus," (other than the right to dispose, in the ordinary course of business, of Inventories bearing the name Promptus) including, without limitation, the assets described on Schedule 1.2(e) hereto.
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                                      -3-

                  (f) any cash that is held by Promptus, whether as part of the NAC Business or otherwise.

                                    Article 2

                                 Purchase Price

         2.1. Delivery of Purchase Price. (a) At the Closing, the Buyer shall pay to the Seller, as the aggregate purchase price for the Acquired Assets, (i) fourteen and one-half million dollars ($14,500,000.00) by bank cashiers check or by wire transfer of immediately available funds (the "Cash Portion"), and (ii) seven and one-half million dollars ($7,500,000.00) payable in shares of common stock of the Buyer, $.01 par value per share ("VideoServer Common Stock"), as provided in paragraph (b) below (the "Stock Portion"), each subject to the provisions of Section 2.2 below. The sum of the Cash Portion and the Stock Portion is referred to hereinafter as the "Purchase Price". The Purchase Price shall be allocated among the Acquired Assets in the manner set forth on Schedule 2.1(a), which shall be delivered by Buyer to Seller for its reasonable approval five days before the Closing.

                  (b) For purposes of calculating the number of shares of VideoServer Common Stock to be delivered as the Stock Portion (the "Purchase Shares"), each share of VideoServer Common Stock will be deemed to have a per share value equal to the average of the closing prices (as listed in The Wall Street Journal ) for VideoServer Common Stock on the ten trading days immediately preceding the closing, (the "Share Price") provided, however, that in no event shall the Share Price be lower than $33.50 per share or higher than $53.00 per share. Should the actual average closing price be lower than the minimum price or higher than the maximum price listed above, then the price shall be deemed to be $33.50 or $53.00 per share respectively.

         2.2. Escrow. One million dollars of the Purchase Price, in shares of VideoServer Common Stock (at the Share Price determined pursuant to Section 2.1(b)), an additional $250,000 of the Purchase Price in cash and an additional $250,000 not part of the Purchase Price deposited by VideoServer (the "Escrowed Amount") shall be subject to an escrow arrangement pursuant to a Escrow Agreement, substantially in the form of Exhibit B hereto (the "Escrow Agreement") (subject to changes required by the Escrow Agent selected by the parties before closing,) among the Buyer, the Seller and a mutually agreed upon financial institution, as Escrow Agent (the "Escrow Agent"). The $250,000 in cash from each party to be included in the Escrowed Amount will be used to secure the obligations of such party to pay the WC Excess or the WC Shortfall as provided in Section 2.3. The $250,000 deposited by the party not obligated to make a payment under Section 2.3, plus any income thereon, shall be returned to such party in the manner set forth in the Escrow Agreement.

         2.3 Working Capital Adjustment (a) Seller has delivered an unaudited balance sheet for the NAC Business, dated as of 12/31/96 (the "Baseline Balance Sheet"). The Baseline Balance Sheet indicates a working capital amount of $3.031 million
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                                      -4-

($3,031,000.00). ("Working Capital," for purposes of this Agreement, shall mean the amount of Current Assets - accounts receivable, inventory, prepaid expenses and other current assets not including any cash, and excluding fixed assets - minus the amount of Current Liabilities - accounts payable, accruals, and other current liabilities, but excluding long term debt due in greater than one year.) As soon as an audit is completed by Arthur Andersen LLP., Seller shall deliver to Buyer an audited balance sheet for the NAC Business as of 12/31/96 (the "Audited Baseline Balance Sheet"), which will contain an audited working capital amount (the "Baseline Working Capital Amount"). Within fifteen (15) days of the Closing, the Seller will prepare and deliver to the Buyer, using the same accounting standards as were used for the Audited Baseline Balance Sheet, a final closing balance sheet ("Final Closing Balance Sheet,") including a Final Closing Working Capital amount, updating and, if appropriate, adjusting the Audited Baseline Balance Sheet. When the Seller delivers the Final Closing Balance Sheet, the Seller shall also deliver to the Buyer a certificate of the President and Treasurer of the Seller certifying (i) that the Final Closing Balance Sheet (A) was prepared in accordance with generally accepted accounting principles applied on a basis consistent with the Audited Baseline Balance Sheet (subject to the absence of footnotes and to year-end audit adjustments) and (B) fairly presents in all material respects as of the date thereof, the financial condition of the NAC Business and (ii) the Final Working Capital amount. The parties agree that, immediately following the Closing, they will make available, on a full time basis, the personnel who had previously been part of the Seller's Finance and Accounting Department (whether they now work for Buyer or Seller) to create the Final Closing Balance Sheet, under the supervision of the Seller. The Final Closing Working Capital amount will be changed from the Audited Baseline Working Capital amount by virtue of the conduct of the NAC Business between 12/31/96 and the Closing.

         (b) When the Final Closing Balance Sheet and officer's certificate described above is prepared and delivered to the parties, if the Buyer shall dispute the Final Closing Working Capital amount as set forth therein, the disputing party shall notify the other party in writing (the "Dispute Notice") within 15 calendar days after delivery of the Final Closing Balance Sheet. Such Dispute Notice shall set forth in appropriate detail the items disputed by the party and the amount proposed by the party as the Final Closing Working Capital amount. In the event of a Dispute Notice, the parties shall first use their best efforts to resolve the dispute between themselves. If the parties are unable to resolve the dispute within 15 calendar days after delivery of Dispute Notice, the dispute shall be submitted to the accounting firm of KPMG Peat Marwick ("KPMG") for resolution. KPMG shall review the Final Closing Balance Sheet and such underlying information as it deems appropriate and deliver within 45 days after delivery of the Dispute Notice its written determination (the "KPMG Determination"), which shall state whether the Final Closing Working Capital amount as set forth in the Final Closing Balance Sheet, or as set forth in the Dispute Notice, is more accurate. The charges of KPMG for its review and report pursuant to this Section 2.3(c) shall be borne by the non-disputing party if the Final Closing Working Capital amount as set forth in the Dispute Notice is affirmed by the Accountant's Determination, and otherwise shall be borne by the disputing party. The determination of the more accurate Final Closing Working Capital amount as set forth in the Accountant's Determination shall be binding and conclusive upon the parties hereto.

(c) When the Final Closing Balance Sheet has been finally determined, the parties will adjust the Purchase Price based on the difference in Working Capital between the Audited Baseline Balance Sheet and the Final Closing Balance Sheets. If the Final Closing Working Capital amount exceeds the Audited Baseline Working Capital amount (such excess, the "WC Excess"), the Seller shall make a claim under the provisions of Escrow Agreement for payment, out of the WCA Escrow Fund (as defined therein), in an amount (up to the amount of $250,000 held in the WCA Escrow Fund) equal to the WC Excess plus all income earned on such amount; and the Buyer shall pay to the Seller the amount by which the WC Excess exceeds the amount so payable out of the WCA Escrow Fund. If the Final Closing Working Capital amount is less than the Audited Baseline Working Capital amount (such deficiency, the "WC Shortfall"), the Buyer shall make a claim under the provisions of Escrow Agreement for payment, out of the WCA Escrow Fund, in an amount (up to the amount OF $250,000 held in the WCA Escrow Fund) equal to the WC Shortfall plus all income earned on such amount; and the Seller shall pay to the Buyer the amount by which the WC Shortfall exceeds the amount so payable out of the WCA Escrow Fund.

                                    Article 3

                        Assumption Of Certain Obligations

         At the Closing, the Buyer shall assume, and agree to pay, perform, fulfill and discharge, only the obligations of the Seller specifically set forth on Schedule 3 hereto (the "Assumed Obligations"). Anything in this Agreement to the contrary notwithstanding, the Buyer shall not assume, and shall not be deemed to have assumed, any liability or obligation of the Seller whatsoever, known or unknown, fixed or contingent, and including without limitation any obligations arising out of the operation of the NAC Business prior to Closing, other than as specifically set forth in this Article 3 (with all such unassumed liabilities and obligations referred to herein as the "Excluded Liabilities").

                                    Article 4

                                     Closing

         4.1. Time and Place. The closing of the transfer and delivery of all documents and instruments necessary to consummate the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Bingham, Dana & Gould, 150 Federal Street, Boston, Massachusetts, or at such other place as the Buyer and the Seller may agree at 10:00 a.m. on a mutually acceptable date, not later than five days after the later of a)
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                                      -6-

expiration of any Hart-Scott-Rodino waiting period or b) all of the conditions in Section 9 and 10 have been fulfilled or waived. The date on which the Closing is actually held hereunder is sometimes referred to herein as the "Closing Date".

         4.2. Transactions at Closing. At the Closing:

                  (a) The Seller shall duly execute and deliver to the Buyer or its nominee or nominees such deeds, certificates of title or other instruments of assignment and transfer with respect to the Acquired Assets as the Buyer may reasonably request and as may be necessary to vest in the Buyer good and valid title to all of the Acquired Assets, in each case subject to no Encumbrance (as defined in Section 5.10) except for the Encumbrances specified in Schedule 4.2(a) hereto (the "Permitted Encumbrances").

                  (b) The Buyer shall duly execute and deliver to the Seller such instruments of assumption and other documents with respect to the Assumed Obligations as the Seller may reasonably request.

                  (c) The Seller shall deliver or cause to be delivered to the Buyer all of the Seller's leases, contracts and agreements included in the Acquired Assets (except as shown on Schedule 4.2(c)), with such assignments thereof and consents to assignments as are necessary to assure the Buyer of the full benefit of the same, and all of the Seller's business records, books and other data relating to the Acquired Assets (originals or copies, as the parties reasonably agree). The Seller shall take all requisite steps to put the Buyer in actual possession and operating control of the Acquired Assets.

                  (d) The Buyer shall deliver the Escrowed Amount to the Escrow Agent. The Seller shall deliver to the Escrow Agent duly executed stock powers relating to the escrowed Shares of VideoServer Common Stock, as described in the Escrow Agreement

                  (e) Subject to paragraph (f) below, the Buyer shall deliver the Cash Portion and Stock Portion (other than the Escrowed Amount) to the Seller.

                  (f) Upon request of the Buyer at Closing, the Seller shall deliver to the Buyer pay-off letters and lien discharges (or agreements therefor) from any Person with an Encumbrance on any of the Acquired Assets and an executed written acknowledgment from Union Bank that Buyer and its Affiliates shall have no liability or obligation in respect of Promptus' guaranty of GTI's debt.

                                    Article 5

                  Representations And Warranties Of The Seller

         The Seller represents and warrants to the Buyer as follows:

         5.1. Incorporation of Seller; Authority. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Rhode Island. The Seller is duly qualified and in good standing as a foreign corporation in all jurisdictions in which the character of the properties owned or leased or the nature of the activities conducted by it makes such qualification necessary, except for jurisdictions in which failure to be qualified or in good standing would not have a material adverse effect on the NAC Business. The Seller has delivered to the Buyer complete and correct copies of its Articles of Incorporation and By-Laws and all amendments thereto. The Seller has no Subsidiaries (as defined in Article 14) except for those disclosed in Schedule 5.1. The Seller has all requisite corporate power and authority to own and hold the Acquired Assets owned or held by it, to carry on the NAC Business as such business is now conducted and to execute and deliver this Agreement and the other documents, instruments and agreements contemplated hereby (collectively, the "Transaction Documents") to which it is a party and to carry out all actions required of it pursuant to the terms of the Transaction Documents.

         5.2 Corporate Approval; Binding Effect. The Seller has obtained all necessary authorizations and approvals from its Board of Directors and will, before Closing, have obtained all necessary authorizations and approvals from its stockholders required for the execution and delivery of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Seller and constitutes, and when the Escrow Agreement Registration Rights Agreement, and Software and Technology License Agreement are executed and delivered by the Seller, they will constitute, the legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms, except the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity.

         5.3. Non-Contravention. Except as set forth in Schedule 5.3 hereto, the execution and delivery by the Seller of the Transaction Documents and the consummation by the Seller of the transactions contemplated hereby and thereby will not (a) violate or conflict with any provision of the Articles of Incorporation or By-Laws of the Seller, each as amended to date; or (b) constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any Encumbrance upon any property of the Seller (including without limitation any of the Acquired Assets) pursuant to (i) any material agreement or instrument to which the Seller is a party or by which the Seller or any of its properties (including without limitation any of the Acquired Assets) is bound or to which the Seller or any of such properties is subject, or (ii) any statute, judgment, decree, order, regulation or rule of any court or governmental or regulatory authority.

         5.4. Governmental Consents; Transferability of Permits , Etc. Except as set forth on Schedule 5.4, no consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority ("Governmental Consent") is required for the execution and delivery by the Seller of the Transaction Documents to which it is a party or for the consummation by the Seller of the transactions contemplated hereby or thereby, except where the absence of such Governmental Consent would not have a material adverse effect on the NAC Business. The Seller has and maintains, and the Permits listed on Schedule 1.1(e) hereto include, all operating authorities, licenses, permits and other authorizations from all governmental authorities as are necessary for the conduct of the NAC Business or in connection with the ownership or use of the Acquired Assets. Except as expressly designated on
Schedule 5.4, all of the Permits are transferable to the Buyer, except where the absence of such Permits would not have a material adverse effect on the NAC Business, and true and complete copies of such Permits have previously been delivered to the Buyer.

         5.5. Financial Statements. The Seller has delivered or will deliver the following financial statements (the "Financial Statements") to the Buyer, of which those listed in the following clauses (a) and (b) are or will be attached as Schedule 5.5 hereto: (a) the Baseline Balance Sheet and (b) the Audited Baseline Balance Sheet. Each of the Financial Statements fairly present in all material respects as of the date thereof the financial condition of the NAC Business and have been prepared in accordance with generally accepted accounting principles (subject, in the case of the Baseline Balance Sheet, to the absence of footnotes and to year-end audit adjustments);

         5.6. Absence of Certain Changes. Except as set forth on Schedule 5.6, since December 31, 1996 the Seller has carried on the NAC Business only in the ordinary course, and there has not been with relation to the NAC Business, (a) any change in the assets, liabilities, sales, income or business of the Seller or in its relationships with suppliers, customers or lessors, other than changes which were both in the ordinary course of business and have not been, either in any case or in the aggregate, materially adverse; (b) any acquisition or disposition by the Seller of any asset or property other than in the ordinary course of business; (c) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting, either in any case or in the aggregate, the property or business of the Seller; (d) any increase in the compensation, pension or other benefits payable or to become payable by the Seller to any of its officers or employees, or any bonus payments or arrangements made to or with any of them (other than pursuant to the terms of any existing written agreement or plan of which the Buyer has been supplied complete and correct copies of); (e) any forgiveness or cancellation of any debt or claim by the Seller or any waiver of any right of material value other than compromises of accounts receivable in the ordinary course of business; (f) any entry by the Seller into any transaction other than in the ordinary course of business; (g) any incurrence by the Seller of any obligations or liabilities, whether absolute, accrued, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others), other than obligations and liabilities incurred in the ordinary course of business; or (h) any mortgage, pledge, lien, lease, security interest or other charge or encumbrance on any of the assets, tangible or intangible, of the Seller;

         5.7. Litigation, Etc. Except as set forth on Schedule 5.7 hereto, no action, suit, proceeding or investigation is pending or, to Seller's knowledge, threatened, relating to or affecting any of the Acquired Assets or the Seller, or which questions the validity of the

Transaction Documents or challenges any of the transactions contemplated hereby or thereby, nor, is there any basis for any such action, suit, proceeding or investigation.

         5.8. Conformity to Law. Except as set forth on Schedule 5.8, the Seller has, in all respects other than those that would not have a material effect on the NAC Business or the Acquired Assets, complied with, and is in compliance with (a) all laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to the Seller or any of the Acquired Assets (including, without limitation, any labor, environmental, occupational health, zoning or other law, regulation or ordinance) and (b) all unwaived terms and provisions of all contracts, agreements and indentures to which the Seller is a party, or by which the Seller or any of the Acquired Assets is subject. Except as set forth on Schedule 5.8 hereto, the Seller has not committed, been charged with, or, to Seller's knowledge, been under investigation with respect to, nor does there exist, any violation of any provision of any federal, state or local law or administrative regulation in respect of the Seller or any of the Acquired Assets.

         5.9. Title to Acquired Assets. Except as noted on Schedule 5.9, the Seller is the lawful owner of and has valid title to all of the Acquired Assets, and has the full right to sell, convey, transfer, assign and deliver the Acquired Assets, without the need to obtain the consent or approval of any third party. Except for liens described on Schedule 5.9 hereto which will be discharged at Closing, and except for Permitted Encumbrances, all of the Acquired Assets are entirely free and clear of any security interests, liens, claims, charges, options, mortgages, debts, leases (or subleases), conditional sales agreements, title retention agreements, encumbrances of any kind, material defects as to title or restrictions against the transfer or assignment thereof (collectively, "Encumbrances"). Except as otherwise disclosed in Schedule 4.2(c), at and as of the Closing, the Seller will convey the Acquired Assets to the Buyer by deeds, bills of sale, certificates of title and other instruments of assignment and transfer effective in each case to vest in the Buyer, and the Buyer will have, valid title to all of the Acquired Assets, free and clear of all Encumbrances other than Permitted Encumbrances.

         5.10. Real Property; Safety, Zoning and Environmental Matters.

                  (a) Schedule 5.10(a) hereto sets forth a complete and correct list of all leases pursuant to which the Seller holds any real property utilized in the NAC Business, identifying each such leased property by address and approximate size and type of the leased premises. The Seller owns no real property which is used in the NAC Business.


                  (b) to Seller's knowledge, except as set forth on Schedule 5.10(b):

                           (i) neither the Seller nor any operator of any real property presently or formerly owned, leased or operated by the Seller is in violation or alleged violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation those arising under

                                     -10-`

         the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Water Pollution Control Act, the Solid Waste Disposal Act, as amended, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any federal, state, local or foreign statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws");

                           (ii) the Seller has not received notice from any third party, including without limitation, any federal, state, local or foreign governmental authority, (A) that the Seller or any predecessor in interest has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (B) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substance as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) or any toxic substance, oil or hazardous material or other chemical or substance regulated by any Environmental Laws ("Hazardous Substances") which the Seller or any predecessor in interest has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Seller or any predecessor in interest conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (C) that the Seller or any predecessor in interest is or shall be a named party to any claim, action, cause of action, complaint, (contingent or otherwise) legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

                           (iii) (A) no portion of any real property presently or formerly owned, leased or operated by the Seller has been used for the handling, manufacturing, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (B) in the course of any activities conducted by the Seller or operators of any real property presently or formerly owned, leased or operated by the Seller, no Hazardous Substances have been generated or are being used on such properties except in accordance with applicable Environmental Laws; (C) all real properties presently or formerly owned, leased or operated by the Seller are free from contamination of every kind, including without limitation, groundwater, surface water, soil, sediment and air contamination, and such properties do not contain asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment containing polychlorinated biphenyls or any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Environmental Law, or which poses a hazard to the health and safety of the occupants of such properties or those adjacent thereto; (D) there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from any real property presently or formerly owned, leased or operated by the Seller except in accordance with applicable Environmental Laws; (E) there have been no releases on, upon, from or into any real property in the vicinity of any real property presently or formerly owned, leased or operated by the Seller which, through soil or groundwater contamination, may have come to be located on such real property; and (F) in addition, any Hazardous Substances that have been generated on any real property presently or formerly owned, leased or operated by the Seller have been transported offsite only by carriers having identification numbers issued by the EPA and have been treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Seller's knowledge, operating in compliance with such permits and applicable Environmental Laws; and

                           (iv) no real property presently or formerly owned, leased or operated by the Seller is or shall be subject to any applicable environmental cleanup responsibility law or environmental restrictive transfer law or regulation, by virtue of the transactions set forth herein and contemplated hereby.

                  (c) Attached as part of Schedule 5.10(c) is a list of all, reports and site assessments, in the Seller's possession or to which it has access, which contain any material information with respect to potential environmental liabilities associated with any real property presently or formerly owned, leased or operated by the Seller and relating to compliance with Environmental Laws or the environmental condition of such properties and adjacent properties. The Seller has furnished to the Buyer complete and accurate copies of all of the documents, reports, site assessments, data, communications and other materials listed on Schedule 5.10(c) hereto.

         5.11. Equipment. Schedule 1.1(a) hereto sets forth a complete and accurate list of all of the Equipment. The Personal Property Leases listed on
Schedule 1.1(a) hereto include all leases by the Seller of any item of personal property used exclusively in the NAC Business. Schedule 5.11 hereto includes a list of all leased property otherwise used in the NAC Business. The Equipment, and all personal property held by the Seller under the Personal Property Leases, are utilized by the Seller in the ordinary course of business and taken as a whole, are adequate for their present use in the NAC Business.

         5.12. Insurance. Schedule 5.12 hereto lists all policies of fire, liability, workmen's compensation, life, property and casualty and other insurance owned or held by the Seller. All such policies (a) are in full force and effect, (b) are sufficient for compliance by the Seller with all requirements of law and all agreements to which the Seller is a party and (c) provide that they will remain in full force and effect through the respective dates set forth in such Schedule. The Seller is not in default with respect to its obligations under any of such insurance policies and has not received any notification of cancellation of any such insurance policies.

         5.13. Contracts. Schedule 5.13 sets forth a complete and accurate list of all contracts relating to the NAC Business to which the Seller is a party or by which the Seller is bound or to which the Seller or any of the Acquired Assets is subject and which either a) have an estimated total consideration to either party with value of $25,000 or more, or b) represent the sole source of supply for a component or part of any of the products that are part of the NAC Business or c) include potential manufacturing rights for the products of the NAC Business. As used in this Section 5.13, the word "contract" means and includes every agreement or understanding of any kind, written or oral, which is legally enforceable by or against the Seller and meets the threshold set forth in the preceding sentence, and specifically includes (a) contracts and other agreements with any current or former officer, director, employee, consultant or shareholder or any partnership, corporation, joint venture or any other entity in which any such person has an interest; (b) agreements with any labor union or association representing any employee; (c) contracts and other agreements for the provision of services by the Seller; (d) bonds or other security agreements provided by any party in connection with the business of the Seller; (e) contracts and other agreements for the sale of any of the Seller's assets or properties other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of the Seller's assets or properties; (f) joint venture agreements relating to the assets, properties or business of the Seller or by or to which it or any of its assets or properties are bound or subject; (g) contracts or other agreements under which the Seller agrees to indemnify any party, to share tax liability of any party, or to refrain from competing with any party; (h) any contracts or other agreements with regard to indebtedness for borrowed money; or (i) any other contract or other agreement whether or not made in the ordinary course of business. The Seller has delivered to the Buyer true, correct and complete copies of all such contracts, together with all modifications and supplements thereto. Each of the contracts listed on Schedule 5.13 hereto or any of the other Schedules hereto is in full force and effect, the Seller is not in breach of any of the provisions of any such contract, nor, to the knowledge of the Seller, is any other party to any such contract in default thereunder, nor does any event or condition exist which with notice or the passage of time or both would constitute a default thereunder. The Seller has in all material respects performed all obligations required to be performed by it to date under each such contract. Subject to obtaining any necessary consents by the other party or parties to any such contract (the requirement of any such consent being reflected on Schedule 5.13), no contract includes any provision the effect of which may be to enlarge or accelerate any obligations of the Buyer to be assumed thereunder or give additional rights to any other party thereto or will in any other way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

         5.14. Inventories. Since counting its inventory for preparation of the Audited Baseline Balance Sheet, Seller has maintained its inventory in the ordinary course of business consistent with past practices.

         5.15. Accounts Receivable. All Accounts Receivable represent sales made in the ordinary course of business, are valid obligations owing to the Seller and have been collected or are collectible in the aggregate recorded amounts thereof in accordance with their terms.

         5.16. Compensation of and Contracts with Employees. Schedule 5.16 hereto sets forth a complete and accurate list of (a) each employee of the Seller who has been identified as being part of the NAC Business and who will be offered employment by the Buyer after this transaction, ("NAC Employees") and the rate, character and amount of the compensation paid to such employee for the fiscal year ended December 31, 1996, and (b) the rate, character and amount of such compensation paid to each such employee through the Closing Date. There have been no changes in such compensation since such date. Except as listed in
Schedule 1.1(c) hereto, the Seller has no employment agreement, written or oral, with any currently active NAC Employee, including any agreement to provide any bonus or benefit to any such employee. Except as set forth on Schedule 5.16, since December 31, 1996, the Seller has not made any pension, bonus or other payment, other than base salary, or become obligated to make any such payment, to any NAC Employee. Except as set forth on Schedule 5.16, the Seller has no outstanding loans or advances to NAC Employees.

         5.17 Employee Benefit Plans.

          (a) Identification of Plans. Except for the arrangements set forth on
Schedule 5.17(a) (each an "Employee Benefit Plan"), Seller does not maintain or contribute to any pension, profit-sharing, deferred compensation, bonus, stock option, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, or similar plan, policy or arrangement, whether formal or informal, written or oral, for the benefit of any NAC Employee (as defined in Section 5.17. Seller has heretofore delivered to Buyer true, correct and complete copies of each Employee Benefit Plan.

          (b) Compliance with Terms and Law. Each Employee Benefit Plan which is intended to qualify under Section 401(k) of the Code has been determined to be so qualified by the Internal Revenue Service, nothing has occurred since the date of the last such determination as to each which has resulted or is likely to result in the revocation of such determination, and each such Plan is and has heretofore been maintained and operated in compliance in all material respects with the terms of such Plan and with the requirements prescribed (whether as a matter of substantive law or as necessary to secure favorable tax treatment) by any and all statutes, governmental or court orders, or governmental rules or regulations in effect from time to time, including but not limited to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code of 1986, as amended ("Code").

           (c) Absence of Certain Events and Arrangements. Except as set forth on Schedule 5.17(c)

                           (1) no liability (contingent or otherwise) to the Pension Benefit Guaranty Corporation ("PBGC") or any multi-employer plan has been incurred by the Seller or any affiliate thereof (other than insurance premiums satisfied in due course); and

                           (2) no reportable event, or event or condition which presents a material risk of termination by the PBGC, has occurred with respect to any Employee Benefit Plan, or any retirement plan of an affiliate of the Seller, which is subject to Title IV of ERISA.


           (d) Definitions. For purposes of this Section 5.17, "multi-employer plan" and "reportable event" have the same meaning assigned such terms under Sections 3 or 4043(b) of ERISA, and "affiliate" means any entity which under Section 414 of the Code is treated as a single employer with Seller.


         5.18. Labor Relations. Except as set forth on Schedule 5.18, the
Seller is in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment, and is not engaged in any unfair labor practice. Except as set forth on Schedule 5.18, there is no charge pending or, to Seller's knowledge, threatened against the Seller alleging unlawful discrimination in employment practices before any court or agency and there is no charge of or proceeding with regard to any unfair labor practice against the Seller pending before the National Labor Relations Board. There is no labor strike, dispute, slow-down or work stoppage actually pending or, to Seller's knowledge, threatened against or involving the Seller. Except as set forth on Schedule 5.18, no one has petitioned within the last three (3) years, and no one is now petitioning, for union representation of any of the Seller's employees. Except as set forth on Schedule 5.18 hereto, no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending against the Seller and no claim therefor has been asserted. Except as described on Schedule 5.18 hereto, none of the employees of the Seller is covered by any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by the Seller. Except as fully described on Schedule 5.18 hereto, the Seller has not experienced any work stoppage during the last five years.

         5.19 Trademarks, Patents, Etc. (a) Schedule 5.19(a) hereto sets forth a complete and accurate list of (i) all patents, trademarks, trade names and material copyrights owned by and registered in the name of the Seller, used by the Seller in connection with the NAC Business, all applications therefor, and all written licenses and other agreements relating thereto, and (ii) all written agreements relating to Intellectual Property (as defined in Article 14) which the Seller has licensed or authorized for use by others or which has been licensed or authorized for use to the Seller in connection with the NAC Business. Each of the agreements described on Schedule 5.19(a) is binding on the Seller, and to the best of the Seller's knowledge, each other party to the agreement and, at least as to Seller's rights to use any intellectual property licensed by such agreement, any successors and assigns, including any successors to the business of such entity through merger, sale of all or substantially all of the stock, assets or other interest in or of such party. All of the Seller's rights under such agreements are freely assignable, subject to obtaining the consents listed in Schedule 4.2(c). True and complete copies of all such agreements, and any amendments thereto, have been provided to the Buyer. All of the Seller's patents, patent applications and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights, or the corresponding offices of other jurisdictions as identified on Schedule 5.19(a) and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations of the United States and each such other jurisdiction.

                  (b) Except to the extent set forth in Schedule 5. 19(b) hereto, the Seller owns or has the sole and exclusive right to use all Intellectual Property used or necessary for the ordinary course of the NAC Business as presently conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such right. Schedule 5.19(b) also lists all inventions (whether patentable or nonpatentable) and trade secrets used by the Seller in connection with or necessary to the development, manufacture, testing, production, use or sale of its current or proposed products in the NAC Business, and for each such listed invention or trade secret also lists the name and title of the person or persons responsible for the creation of such invention or trade secret. Except as set forth in Schedule 5.19(b), (i) no royalties are paid or payable by the Seller on or with respect to any of the patents or patent applications, inventions or trade secrets listed in Schedule 5.19(b), and upon the consummation of the transactions contemplated hereby, no additional royalties shall be payable with respect to such Intellectual Property, and (ii) each of the inventions and trade secrets listed in Schedule 5.19(b) hereto have, through assignment, agreement, operation of law or otherwise, become the sole property of the Seller.

                  (c) Except as set forth in Schedule 5.19(c) hereto, neither the Seller, nor to the Seller's knowledge, the other party or parties thereto, is in material breach of any license, sublicense or other agreement relating to Intellectual Property. The Seller has materially complied with all of its obligations of confidentiality in respect of the Intellectual Property of others and knows of no violation of such obligations of confidentiality as are owed to the Seller. Except as set forth in Schedule 5.19(c), the Seller has required all of its employees to execute agreements under which such employees are required to convey to the Seller ownership of all inventions conceived or created by them in the course of their employment with Seller and to maintain the confidentiality of all of the Seller's non-public information. The Seller has not disclosed any material trade secret information to any person other than employees of the Seller except pursuant to written agreements requiring the recipients to maintain the confidentiality of such information and appropriately restricting the use thereof. To the best of the Seller's knowledge, no employee, agent or consultant of the Seller is subject to confidentiality restrictions in favor of any third Person the breach of which could subject the Seller to any material liability or which could adversely affect the Seller's access to Intellectual Property previously used by it. No claims have been asserted to Seller, and to the Seller's knowledge no claims are pending, by any Person regarding the manufacture, use or sale of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any license or agreement relating to Intellectual Property, and to the Seller's knowledge there is no basis for such claim. The present and contemplated use by the Seller of the Intellectual Property listed in any part of Schedule 5.19(c) does not, to the best of the Seller's knowledge, conflict with or infringe on the rights of any person and the Seller has not received any claim or written notice from any Person to such effect. To the knowledge of the Seller, no third party is infringing, violating or otherwise using, in an unauthorized manner, any Intellectual Property of the Seller used in the NAC Business.

                  (d) Except as set forth on Schedule 5.19(d), the Buyer's ability to use any of the Intellectual Property set forth on any of the schedules referred to in this Section 5.19(d) in the same manner as heretofore used by the Seller will not be adversely affected by the consummation of the transactions contemplated hereby.

         5.20. Suppliers and Customers. Schedule 5.20 hereto sets forth the ten
(10) largest suppliers and ten (10) largest customers of the NAC Business as of the date hereof. The relationships of the Seller with such suppliers and customers are good commercial working relationships and, except as set forth on
Schedule 5.20, no supplier or customer of material importance to the NAC Business has canceled or otherwise terminated, or threatened to cancel or otherwise to terminate, its relationship with the Seller or has during the last twelve (12) months decreased materially, or threatened to decrease or limit materially, its services, supplies or materials for use in the NAC Business or its usage or purchase of the services or products of the Seller except for normal cyclical changes related to customers' businesses. Except as set forth on
Schedule 5.20 hereto, since January 1, 1995, the Seller has not at any time been placed on C.O.D. terms by any supplier, and it currently is not on C.O.D. terms with any supplier in relation to the NAC Business. Attached as part of Schedule
5.20 are schedules that accurately present the amount and aging of the Seller's accounts receivable and accounts payable at December 31, 1996 relating to the NAC Business, as reflected in the Audited Baseline Balance Sheet. Seller has no knowledge that any such ten-largest supplier or customer intends to cancel or otherwise substantially modify its relationship with the Seller or to decrease materially or limit its services, supplies or materials to the Seller, or its usage or purchase of the Seller's services or products, and to the knowledge of Seller, the communication of the transactions contemplated hereby will not adversely affect the relationship of the Buyer with any such supplier or customer.

         5.21. Acquired Assets Complete. The Acquired Assets, when utilized with a labor force substantially similar to that currently employed by the Seller and generic equipment and supplies commonly used in a business and space similar to that currently being occupied by the Seller are adequate and sufficient to conduct the NAC Business as currently conducted by the Seller.

         5.22. No Undisclosed Liabilities. Except to the extent (a) reflected or reserved against in the Baseline Balance Sheet and the notes thereto, (b) incurred in the ordinary course of business after the date of the Baseline Balance Sheet and either discharged prior to Closing or described on Schedule
5.22 hereto or (c) described on any Schedule hereto, the Seller has no material liabilities or obligations of any nature with regard to the NAC Business or the Acquired Assets, whether accrued, absolute, contingent or otherwise (including without limitation as guarantor or otherwise with respect to obligations of others), other than performance obligations with respect to the Seller's contracts that would not be required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP or in the footnotes thereto.

         5.23. Tax Returns. The Seller has filed all tax returns and reports which are required to be filed with any foreign, federal, state or local governmental authority or agency, and has paid, or made adequate provision for the payment of, all assessments received and all taxes which have or may become due under applicable foreign, federal, state or local governmental law or regulations with respect to all periods prior to the Closing Date. Seller knows of no additional assessments since the date of such returns and reports.

         5.24. Disclosure. No representation or warranty by the Seller in this Agreement or in any exhibit, schedule, written statement, certificate or other document delivered or to be delivered to the Buyer pursuant hereto or in connection with the consummation of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or necessary in order to provide the Buyer with proper and complete information as to the Seller and the identity, value and usability of the Acquired Assets.

         5.25. Investment Representations. The Seller is acquiring the Purchase Shares for the purpose of investment and not with a view to distribution or resale thereof. The Seller shall enter into a lock-up arrangement as part of the Registration Rights Agreement referred to in Section 9.9, prohibiting Seller from selling, transferring or otherwise disposing of the Purchase Shares for a period of 30 days from the Closing or until a registration statement registering the Purchase Shares, as contemplated by the Registration Rights Agreement, is effective, whichever is later. The Seller further represents that it has been furnished with copies of Buyers Annual Report on Form 10K for the year ended December 31, 1995 and quarterly reports for the periods ending March 31, 1996, June 30, 1996 and September 30, 1996, that it has read these documents and that it has been afforded an opportunity to ask questions of and receive answers from representatives of Buyer concerning the business and prospects of Buyer and the purchase of the Purchase Shares pursuant to this Agreement. The Seller further represents that it understands and agrees that, in addition to any legends required pursuant to the terms of the Registration Rights Agreement referred to in Section 9.9, until registered under the Securities Act of 1933, as amended, or transferred pursuant to the provisions of Rule 144 thereunder, or any similar provision as promulgated by the Securities and Exchange Commission, all certificates evidencing any of the Purchase

Shares, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

         "The securities represented hereby have not been registered under the Securities Act of 1933 or applicable state securities laws. These securities have been acquired for investment and not with a view to distribution or resale, and may not be mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such securities under the Securities Act of 1933 or applicable state securities laws, or an opinion of counsel reasonably satisfactory to the Issuer that registration is not required under such Act or applicable state securities laws."

         5.26. Broker. The Seller has not retained, utilized or been represented by any broker, agent, finder or intermediary in connection with the negotiation or consummation of the transactions contemplated by this Agreement, except for Montgomery Securities, Inc. ("Montgomery"). Seller shall be solely responsible for any payments to Montgomery, and shall indemnify Buyer from and against any and all liability to or claims by Montgomery or any other broker, agent, finder or intermediary claiming to act for or on behalf of the Seller.

                                    Article 6

                   Representations And Warranties Of The Buyer

         The Buyer represents and warrants to the Seller as follows:

         6.1. Organization of Buyer; Authority. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to carry out all of the actions required of it pursuant to the terms of such Transaction Documents.

         6.2. Corporate Approval; Binding Effect. The Buyer has obtained all necessary authorizations and approvals from its Board of Directors, and, if necessary, stockholders, required for the execution and delivery of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Buyer and constitutes, and when the Escrow Agreement, Registration Rights Agreement, and Software and Technology License Agreement are executed and delivered by the Buyer, they will constitute, the legal, valid and binding obligation of the Buyer, enforceable against the Buyer, in accordance with their terms, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity.

         6.3. Non-Contravention. The execution and delivery by the Buyer of the Transaction Documents to which it is a party and the consummation by the Buyer of the transactions contemplated hereby and thereby will not (a) violate or conflict with any provisions of the Certificate of Incorporation or By-Laws of the Buyer, each as amended to date; or (b) constitute a violation of, or be in conflict with, constitute or create a default under, or result in the creation or imposition of any lien upon any property of the Buyer pursuant to (i) any agreement or instrument to which the Buyer is a party or by which the Buyer or any of its properties is bound or to which the Buyer or any of its properties is subject, or (ii) any statute, judgment, decree, order, regulation or rule of any court or governmental authority to which the Buyer is subject.

         6.4. Governmental Consents. Except as set forth in Schedule 6.4 hereto, no consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery by the Buyer of the Transaction Documents to which it is a party or for the consummation by the Buyer of the transactions contemplated hereby or thereby.

         6.5. Issuance of Shares. Buyer has obtained all necessary authorizations and approvals required for the issuance and delivery of the Purchase Shares. When issued in accordance with the terms of this Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

         6.6. Broker. The Buyer has not retained, utilized or been represented by any broker, agent, finder or other intermediary in connection with the negotiation or consummation of the transactions contemplated by this Agreement except for Alex. Brown & Sons. ("Alex. Brown"). Buyer shall be solely responsible for any payments to Alex Brown, and shall indemnify Seller from and against any and all liability to or claims by Alex. Brown or any other broker, agent, finder or intermediary claiming to act for or on behalf of the Buyer.

         6.7. Disclosure. The information regarding the Buyer contained in Buyer's Annual Report on Form 10K for the year ended December 31, 1995 and Quarterly Reports on Form 10Q for the periods ended March 31, 1996, June 30, 1996 and September 30, 1996, and its press release of January 15, 1997 announcing its fourth quarter financial results is true and correct in all material respects, and the financial statements contained in such reports fairly present the financial position and the results of operations of the Buyer (subject, other than in the case of the Annual Report on Form 10K, to the absence of footnotes and year-end audit adjustments), with respect to all of the foregoing as of the respective dates of such reports and for the periods then ended. Buyer has filed all reports and statements required to be filed by Buyer with any governmental agency other than those filings which, the failure to file would not have a material adverse effect on the Buyer. The substantive material disclosed in such reports contained as of the date thereof all the material disclosures required by the filing requirement. No representation or warranty by the Buyer in this Agreement or in any certificate or other written statement delivered or to be delivered to the Seller pursuant to the provisions of this Agreement contains or will contain any untrue statement of a material fact (as of the date of any such report or other written disclosure) or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

                                    Article 7

                  Conduct Of Business By Seller Pending Closing

         Seller covenants and agrees that, from and after the date of this Agreement and until the Closing, except as otherwise specifically consented to or approved by the Buyer in writing:

         7.1. Full Access. The Seller shall afford to the Buyer and its authorized representatives full access during normal business hours to all properties, books, records, contracts and documents of the Seller and a full opportunity to make such reasonable investigations as they shall desire to make of the Seller or with respect to the Acquired Assets, and the Seller shall furnish or cause to be furnished to the Buyer and its authorized representatives all such information with respect to the affairs and businesses of the Seller and with respect to the Acquired Assets as the Buyer may reasonably request.

         7.2. Carry on in Regular Course. The Seller shall maintain the Acquired Assets in their present condition, reasonable wear and tear excepted, and shall carry on its the NAC Business diligently and substantially in the same manner as heretofore and shall not make or institute any unusual or novel methods of manufacture, purchase, sale, lease, management, accounting or operation.

         7.3. No General Increases. The Seller shall not grant any general or uniform increase in the rates of pay of NAC Employees, nor grant any general or uniform increase in the benefits under any bonus or pension plan or other contract or commitment to, for or with any such employees; and the Seller shall not increase the compensation payable or to become payable to officers, key salaried employees or agents, involved with the NAC Business, or increase any bonus, insurance, pension or other benefit plan, payment or arrangement made to, for or with any such officers, key salaried employees or agents.

         7.4. Contracts and Commitments. The Seller shall not, with relation to the NAC Business, enter into any contract or commitment or engage in any transaction not in the usual and ordinary course of business and consistent with the business practices of the Seller.

         7.5. Purchase and Sale of Capital Assets. Other than pursuant to this Agreement, the Seller shall not purchase or sell or otherwise dispose of any capital asset related to the NAC Business, nor any other assets relating to the NAC Business outside of the ordinary course of business.

         7.6. Insurance. The Seller shall, with relation to the NAC Business, maintain the same insurance as is presently in effect regarding the NAC Business, and shall not permit any default to occur in such policies.

         7.7. Preservation of Organization. The Seller shall, with relation to the NAC Business, use reasonable commercial efforts to preserve its business organization intact, to keep available to the Buyer the present NAC Employees and to preserve for the Buyer the present relationships of the Seller's suppliers and customers and others having business relations with the Seller.

         7.8. No Default. The Seller shall, with relation to the NAC Business, not do any act or omit to do any act, or permit any act or omission to act, which will cause a breach of any contract, commitment or obligation of the Seller, including without limitation any of the Personal Property Leases, Employee Agreements or Other Contracts which could have a material adverse affect on the NAC Business or the Acquired Assets.

         7.9. Compliance with Laws. The Seller shall comply with all laws, regulations and orders applicable with respect to the Seller or the Acquired Assets to the extent that any noncompliance could have a material adverse affect on the Acquired Assets or the NAC Business, and with all laws, regulations and orders as may be required for the valid and effective transfer of the Acquired Assets.

         7.10. Advice of Change. The Seller will promptly advise the Buyer in writing of any adverse change in the condition of any of the Acquired Assets or the NAC Business which could have a material adverse affect on the NAC Business or the Acquired Assets.

         7.11. No Shopping, Etc. The Seller shall not negotiate for, solicit, disclose any confidential information, or enter into any agreement with respect to the sale of the NAC Business or any substantial portion of the Acquired Assets, or any merger or other business combination of the Seller, to or with any entity other than the Buyer.

         7.12. Consents of Stockholders' and Third Parties. The Seller will employ its best efforts to secure, before the Closing Date, the consent, in form and substance satisfactory to the Buyer and the Buyer's counsel, to the consummation of the transactions contemplated by this Agreement by the stockholders of the Seller and each party to any of the Personal Property Leases, Employee Agreements, Other Contracts and Permits (except as disclosed in
Schedule 7.12) under which such transactions would constitute a default, would accelerate obligations of the Seller or would permit cancellation of any such contract.

         7.13 Satisfaction of Conditions Precedent. The Seller will use its best efforts to cause the satisfaction of the conditions precedent contained herein.

                                    Article 8

                          Certain Transitional Matters

         8.1. Buyer and Seller shall reasonably cooperate with one another during the period following the Closing, to assure an orderly transition of the NAC Business from Seller to Buyer. Each party shall provide such consultation, primarily by telephone, to assist the other in the transition and in divesting the Seller from and establishing Buyer in the NAC Business.

         8.2. Certain Funding.

                  (a) The Buyer agrees to reimburse the Seller $19,100.00 for accounting expenses incurred during the period from January 10, 1997 to the Closing, for the incremental expense incurred by Seller in having a separate audit conducted of the NAC Business, beyond the year-end audit of Seller's entire business.

                  (b) The Seller agrees to reimburse the Buyer for one-half of the cost of the filing fee for the filing in respect of this transaction under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

                  (c) The Buyer and Seller shall each pay the amounts provided for above in Paragraphs (a) and (b) at the Closing, or, if this Agreement should terminate prior to Closing, within five days of such Termination.

                  (d) The Buyer shall pay the costs of obtaining any consents needed to transfer the agreements listed on Schedule 5.3 to Buyer, or to obtain new agreements for such purposes, to a maximum of $150.000.00. Should the expected costs of obtaining such consents or new agreements (which, for MicroTec shall be deemed to be $7,500.00 per year for three years) exceed $150,000.00, then Buyer and Seller shall each bear fifty percent of the costs in excess of $150,000.00.

         8.3 Employment Offers Buyer shall offer employment (as an employee at will) to all of the persons listed in Schedule 5.16, with a salary equal to or better than each such person's present salary with Seller, with other terms and conditions of employment being Buyer's standard terms of employment. Buyer shall recognize, for each employee so hired, his/her accrued vacation, as carried on the books of Seller at Closing and reflected in the Final Closing Balance Sheet. Prior to the Closing Seller shall encourage all employees listed on Schedule
5.16 to accept Buyer's employment offer. In addition, Seller shall not offer continuing employment after the Closing nor shall Seller employ any such person, as an employee, consultant or otherwise, during the period dating for one year after the Closing. All employees accepting employment with Buyer shall be fully vested in the employer match portion of their 401k account by Seller before such employment change.

                                    Article 9

                   Conditions Precedent To Buyer's Obligations

         The obligation of the Buyer to consummate the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (to the extent noncompliance is not waived in writing by the Buyer):

9.1. Representations and Warranties True at Closing. The representations made by the Seller in or pursuant to this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same effect as though such representations and warranties had been made or given at and as of the Closing Date; provided, however, that, notwithstanding any other provision of this Agreement, for purposes of the condition set forth in this Section 9.1, all the prior representations and warranties the truth and correctness of which are reaffirmed shall be read as if all materiality qualifications contained therein had been deleted in their entirety. The Seller reserves the right to modify any of the Seller's schedules referred to in this Agreement prior to the Closing Date and any such modified schedule shall be deemed substituted for the corresponding schedule as originally delivered by the Seller pursuant to this Agreement for the purpose of the truth and correctness of the Seller's representations and warranties as of the Closing Date and the survival of the Seller's representations and warranties after the Closing pursuant to Section
15.1 hereof; provided, however, that the Seller's right so to modify its schedules prior to the Closing shall in no way prejudice either (i) any Working Capital adjustments pursuant to Section 2.3 hereof in connection with the matters occasioning the schedule modifications, or (ii) the Buyer's right, in Buyer's sole election, not to consummate the Closing upon failure of the Seller to satisfy (without regard to such modifications) the conditions precedent set forth in this Article 9.

         9.2. Compliance with Agreement. the Seller shall have performed and complied with, in all material respects, all of its obligations under this Agreement to be performed or complied with by it on or prior to the Closing Date.

         9.3. No Change. The business, assets or properties of the Seller and the Acquired Assets shall not have been, and shall not be threatened to be, adversely affected in any way as a result of fire, explosion, earthquake, disaster, labor trouble or dispute, change in business organization, any action by the United States or any other governmental authority, change in technology, obsolescence of product, flood, drought, embargo, riot, civil disturbance, uprising, activity of armed forces or act of God or public enemy. Except as disclosed in any of the Schedules hereto, since January 1, 1997, there shall not have occurred any material adverse change in the condition (financial or otherwise), operations, business, prospects or assets of the Seller or imposition of any laws, rules or regulations which would materially adversely affect the condition (financial or otherwise), operations, business, prospects or assets of the Seller.

         9.4. Seller's Certificate. The Seller shall have delivered to the Buyer in writing, at and as of the Closing, a certificate duly executed by the Seller, in form and substance satisfactory to the Buyer and the Buyer's counsel, certifying that the conditions in each of Section 9.1, 9.2 and 9.3 have been satisfied.

         9.5. Approvals. All corporate, stockholder and other approvals in connection with the transactions contemplated by this Agreement and the form and substance of all certificates and other documents delivered hereunder shall be reasonably satisfactory in form and substance to the Buyer and its counsel.

         9.6. No Litigation. No restraining order or injunction shall prevent the transactions contemplated by this Agreement and no action, suit or proceeding shall be pending or threatened before any court or administrative body in which it will be or is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         9.7. Opinion. Kirkpatrick and Lockhart, LLP and Hinckley Allen & Snyder, each counsel to the Seller, shall have delivered to the Buyer legal opinions in the forms of Exhibits C1 hereto for Kirkpatrick and Lockhart LLP and in a form to be agreed before Closing for Hinckley Allen & Snyder.

         9.8. Employment Agreement. Substantially all of the persons listed in
Schedule 5.16 and all of the persons listed in Schedule 5.16 as "essential" shall have accepted Buyer's offer of employment with Buyer. The Seller shall use its best efforts to cause such persons to accept employment with Buyer.

         9.9. Registration Rights and Lock-up Agreement. The Seller and the Buyer shall have entered into a Registration Rights Agreement in the form of Exhibit D hereto (the "Registration Rights and Lock-up Agreement"), and the Registration Rights and Lock-up Agreement shall be in full force and effect.

         9.10. Escrow Agreement. The Seller shall have entered into the Escrow Agreement, and the Escrow Agreement shall be in full force and effect.

         9.11. Releases From Creditors. The Buyer shall have received all lien discharges, UCC termination statements and similar instruments required to comply with the Seller's obligations under Section 4.2(a).

         9.12. Consents of Third Parties. The Seller will have obtained the consent, in form and substance reasonably satisfactory to the Buyer and the Buyer's counsel, to the consummation of the transactions contemplated by this Agreement by each party to any of the Personal Property Leases, Employee Agreements, Other Contracts and Permits (except as disclosed in Schedule 9.13) under which such transactions would constitute a default, would accelerate obligations of the Seller or the Buyer or would permit cancellation of any such contract.

         9.13 Proceedings and Documents Satisfactory. All proceedings in connection with the transactions contemplated by this Agreement and all certificates and documents delivered to the Buyer in connection with the transactions contemplated by this Agreement shall be satisfactory in all reasonable respects to the Buyer and the Buyer's counsel, and the Buyer shall have received the originals or certified or other copies of all such records and documents as the Buyer may reasonably request.

         9.14 Non Competition. The Seller shall have obtained from each of the individuals referred to in Section 11.2, an executed agreement implementing that individual's obligation described in that Section in the form attached hereto as Exhibit A.

         9.15 Parent Guarantee The Seller shall have obtained from its parent corporation, GTI, a guarantee of Seller's indemnification obligations under the first sentence of Paragraph 5.9 and clause (vi) of Section 12.1 in the form attached hereto as Exhibit G.

         9.16 No Restraining Order; Hart-Scott-Rodino. No restraining order or injunction shall prevent the transactions contemplated by this Agreement nor shall the Federal Trade Commission or the Department of Justice have issued any notice of delay or unfulfilled request for additional information under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and all waiting periods thereunder shall have expired.

         9.17 Stockholders Approval. All requisite approvals shall have been obtained from the stockholders of the Seller to the consummation of the transactions contemplated by this Agreement, and Buyer shall have received appropriate evidence of such approvals.

                                   Article 10

                  Conditions Precedent To Seller's Obligations

         The obligation of the Seller to consummate the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (to the extent noncompliance is not waived in writing by the Seller):

         10.1. Representations and Warranties True at Closing. The representations and warranties made by the Buyer in this Agreement shall be true and correct at and as of the Closing Date with the same effect as though such representations and warranties had been made or given at and as of the Closing Date.

         10.2. Compliance with Agreement. The Buyer shall have performed and complied with, in all material respects, all of its obligations under this Agreement that are to be performed or complied with by it at or prior to the Closing.

         10.3. Closing Certificate. The Buyer shall have delivered to the Seller in writing, at and as of the Closing, a certificate duly executed by each of the President and Treasurer of the Buyer, in form and substance satisfactory to the Seller and the Seller's counsel, to the effect that the conditions in each of Sections 10.1 and 10.2 have been satisfied.

         10.4. No Litigation. No restraining order or injunction shall prevent the transactions contemplated by this Agreement and no action, suit or proceeding shall be pending or threatened before any court or administrative body in which it will be or is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         10.5. Registration Rights and Lock-up Agreement. The Buyer shall have executed and delivered the Registration Rights and Lock-up Agreement and the Registration Rights and Lock-up Agreement shall be in full force and effect.

         10.6. Escrow Agreement. The Buyer shall have entered into the Escrow Agreement, and the Escrow Agreement shall be in full force and effect.

         10.7 License Agreement The Buyer shall have entered into the Software and Technology License Agreement attached hereto as Exhibit F

         10.9. Opinion. Bingham, Dana & Gould LLP, counsel to the Buyer and shall have delivered to the Seller a legal opinion in the form of Exhibit E hereto.

         10.10. Proceedings and Documents Satisfactory. All proceedings in connection with the transactions contemplated by this Agreement and all certificates and documents delivered to the Seller in connection with the transactions contemplated by this Agreement shall be satisfactory in all reasonable respects to the Seller and its counsel, and the Seller shall have received the originals or certified or other copies of all such records and documents as the Seller may reasonably request.

         10.11 No Restraining Order; Hart-Scott-Rodino. No restraining order or injunction shall prevent the transactions contemplated by this Agreement nor shall the Federal Trade Commission or the Department of Justice have issued any notice of delay or unfulfilled request for additional information under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and all waiting periods thereunder shall have expired.

         10.12 Stockholders Approval. All requisite approvals shall have been obtained from the stockholders of the Seller to the consummation of the transactions contemplated by this Agreement.

                                   Article 11

                                Certain Covenants

         11.1. Confidential Information. Any and all information disclosed by the Buyer to the Seller or by the Seller to the Buyer as a result of the negotiations leading to the execution of this Agreement, or in furtherance thereof, shall be subject to the Mutual Non-Disclosure Agreement, dated as of March 25, 1997 (the "Non-Disclosure Agreement") between Buyer and the Seller.

         11.2.    Noncompetition.

                  (a) Each of the Seller and each of Mssrs. Al Lucci and Paul Fredette, agrees for itself and its successors, that for a period of three years with respect to any business entity, and two years, with respect to any individual, after the Closing Date (the "Restricted Period"), such person or entity shall not engage directly or indirectly in competition with the NAC Business nor in the multipoint video conferencing server products business in any manner substantially different than it does currently with its Systems Products, whether individually or otherwise, including but not limited to as a consultant, employee, joint venturer, partner, officer, director, owner or equityholder or stockholder owning more than five percent (5%) of any class of any business entity engaged in any business competitive with the NAC Business or engaged in the multipoint videoconferencing server products business (in any manner substantially different than Promptus does currently with its Systems Products). Seller covenants that it shall obtain as part of any transaction selling, distributing or otherwise disposing of any assets of Seller to, or merging or consolidating Seller with or into its parent corporation, GTI, or any other affiliate or stockholder of Seller, a covenant substantially similar to this covenant, prohibiting such party from utilizing the assets of the Seller to compete in the NAC Business or to engage in the multipoint videoconferencing server products business (in any manner substantially different than Promptus does currently with its Systems Products). Notwithstanding the foregoing, Seller and the individuals referred to above shall be entitled to conduct the Systems Business through manufacture, marketing, sales and distribution of its Systems Products, and to design and build network access cards for use solely in Seller's Systems Products (including spare and repair parts thereto) as provided in the Software and Technology License Agreement. In addition to the foregoing, at no time in the future will the Seller, or any person or entity referred to above, represent to any person or entity that the Seller, or that person or entity, still owns or operates the Seller's NAC Business or is the successor in interest of the Seller's NAC Business. During the two year period with respect to each individual referred to above, each such individual agrees that he shall not divert or seek to divert any or all of the business of any customer of the NAC Business to a competitor (including Seller.)

                  (b) It is recognized by the parties hereto that damages for breaches of covenants of the nature contained in this Section 11.2(b) are difficult if not impossible precisely to prove; therefore, it is agreed that this Agreement not to compete shall be enforceable by mandatory injunction, in addition to any other remedy available to the Buyer under this agreement or at law or equity. If any of the restrictions contained in this Section 11.2 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope or other provision hereof, then the parties hereto contemplate that the court shall reduce such extent, duration, geographical scope or other provision hereof and enforce this Section 11.2 in its reduced form for all purposes in the manner contemplated hereby.

11.3 For the period beginning upon the Closing and extending for two years after, each party agrees to not solicit for or offer employment to any employee of the other party, without the other party's prior written consent, which shall not be unreasonably withheld. The preceding sentence shall not prohibit either party from employing any person who has been terminated by the other party, nor shall it prohibit Seller from employing any person who resigns from Buyer because Buyer has requested that such person relocate more than 50 miles from their present work location.

                                   Article 12

                                 Indemnification

         12.1. Indemnity by the Seller. The Seller agrees to indemnify and hold the Buyer, VSVR Acquisitions, the directors, officers and all of the affiliates of each, harmless from and with respect to any and all claims, liabilities, losses, damages, costs and expenses, including without limitation the reasonable fees and disbursements of counsel (collectively, the "Losses"), related to or arising directly or indirectly out of any of the following:

                           (i) any failure or any breach by the Seller of any representation or warranty, covenant, obligation or undertaking made by Seller in or pursuant to this Agreement (including the Schedules and Exhibits hereto) or any other statement, certificate or other instrument delivered pursuant hereto;

                           (ii) any claim, liability, obligation or damage with respect to the Excluded Liabilities, including without limitation the following:

                           (A) any actual or alleged liability for the cleanup
                  or removal of, or for death or injury to person or property as a result of the release, emission or discharge of, any hazardous substance, hazardous waste, oil, toxic substance, pollutants or other chemical by-products relating to or affecting the Acquired Assets or the NAC Business, to the extent such liability arises out of any matter or condition that occurred or existed on or before the Closing Date;

                           (B) any actual or alleged liability for death or
                  injury to person or property as a result of any actual or alleged defect in any product manufactured or services rendered by the Seller on or prior to the Closing Date;

                           (C) any contractual product or service warranty claims arising out of defects in any product manufactured or services rendered by the Seller prior to the Closing Date, provided, however, that Buyer shall be responsible for any repair or replacement obligations within the contractual warranty period, which are incurred in the ordinary course of the operation of the NAC Business; or

                           (D) any claim, obligation or liability arising in
                  connection with the employment or termination of employment of any persons in the NAC Business before the Closing, including any workmen's compensation claims, any employee grievances, any liabilities with respect to pension, medical or other employment benefits and any liabilities for accrued bonus payments, or for severance payments arising as a result of the consummation of the transactions contemplated by this Agreement, but excluding liability for accrued vacation, as reflected on the Final Closing Balance Sheet; or

                           (E) any actual or alleged tax liability imposed on
                  the Buyer with regard to the NAC Business or any other operations of Seller in respect of any period prior to the Closing Date.

                           (iii) except for the Assumed Obligations, any claim or liability arising under the bulk sales laws of any jurisdiction in connection with transactions contemplated by this Agreement (in view of such indemnification obligation the Buyer hereby waives the Seller's compliance with any such bulk sales laws as a condition to the Closing hereunder);

                           (iv) Any liability with respect to the two verbal threats of litigation disclosed in Schedule 5.7;

                           (v) any claim that the Seller does not own or have
                  the right to use, as the case may be, any of the Intellectual Property listed on Schedule 1.1(h) or Schedule 5.18(a), or any claim that the use of such Intellectual Property, as used in the NAC Business in a manner similar to that of the Seller, infringes on the copyright or trademark rights of any other Person or constitutes a misappropriation of a trade secret of any other Person; and

                           (vi) any claim with respect to this transaction from any shareholder of Seller, including, but not limited to a claim challenging Seller's authority to enter into or complete the transaction, any claim seeking appraisal or dissenters' rights or challenging the fairness of the transaction or any claim for rescission of the transaction.

         12.2. Indemnity by the Buyer. The Buyer agrees to indemnify and hold Seller harmless from and with respect to any and all Losses, related to or arising directly or indirectly out of any failure or breach by the Buyer of any representation or warranty, covenant, obligation or undertaking made by the Buyer in this Agreement (including the Schedules and Exhibits hereto) or any other statement, certificate or other instrument delivered pursuant hereto.

         12.3. Claims.

                  (a) Notice. Any party seeking indemnification hereunder (the "Indemnified Party") shall promptly notify the other party hereto (the "Indemnifying Party") of any action, suit, proceeding, demand or breach (a "Claim") with respect to which the Indemnified Party claims indemnification hereunder, provided that failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations under this Article 12 except to the extent, if at all, that such Indemnifying Party shall have been prejudiced thereby.

                  (b) Third Party Claims. If such Claim relates to any action, suit, proceeding or demand instituted against the Indemnified Party by a third party (a "Third Party Claim"), the Indemnifying Party shall be entitled to participate in the defense of such Third Party Claim after receipt of notice of such claim from the Indemnified Party. Within thirty (30) days after receipt of notice of a particular matter from the Indemnified Party, the Indemnifying Party may assume the defense of such Third Party Claim, in which case the Indemnifying Party shall have the authority to negotiate, compromise and settle such Third Party Claim, if and only if the following conditions are satisfied:

                           (i) the Indemnifying Party shall have confirmed in writing that it is obligated hereunder to indemnify the Indemnified Party with respect to such Third Party Claim;

                           (ii) the Indemnifying Party provides evidence satisfactory to the Indemnified Party that the Indemnifying Party has (and will continue to have) adequate financial resources to satisfy and discharge such action or claim; and

                           (iii) the Indemnified Party shall not have given the Indemnifying Party written notice that it has determined, in the exercise of its reasonable discretion, that matters of corporate or management policy or a conflict of interest make separate representation by the Indemnified Party's own counsel advisable.

The Indemnified Party shall retain the right to employ its own counsel and to participate in the defense of any Third Party Claim, the defense of which has been assumed by the Indemnifying Party pursuant hereto, but the Indemnified Party shall bear and shall be solely responsible for its own costs and expenses in connection with such participation.

                  (c) Claim Limitations. Notwithstanding any other provision of this Section 12, any Claim made hereunder shall be subject to the following limitations:

         (i) except as provided below, no Claim for indemnification may be made by an Indemnified Party after the expiry of one year following the Closing Date;

         (ii) except as provided below, Buyer's sole recourse for satisfying any Claim shall be recovery from the Indemnification Escrow Fund (as defined and described in the Escrow Agreement);

         (iii) except as provided below, no Claim shall be made against the Seller or the Buyer (as the case may be) until the aggregate amount of Losses with respect to which all Indemnified Parties are entitled to seek indemnification by such Indemnifying Party exceeds $100,000 and no Claim shall be made against such Indemnifying Party except to the extent that such aggregate Losses exceed $100,000; and

         (iv) except as provided below, no Claim shall be made against either the Seller or the Buyer (as the case may be) which, together with all other Claims paid by such Indemnifying Party, exceeds the following amount, (a) with respect to claims for which the party first provides notice prior to December 15, 1997 -- $1,000,000, and (b) with respect to claims for which the party first provides notice between December 16, 1997 and the first anniversary of the Closing Date -- $500,000.00;

         provided, however, that (A) no limitation as to the time period for making Claims hereunder nor as to the minimum or maximum amount, nor the recourse for payment of Claims shall apply to any of the following, and Claims relating to the following shall not count against the $1,000,000 (nor $500,000) maximum: (x) Losses relating to or arising directly or indirectly out of any failure or breach of any of the representations and warranties of the Seller set forth in the first and last sentence of Section 5.1, and/or Section 5.2, Section 5.9, and/or
         Section 5.22, and/or (y) Losses referred to in Section 12.1(ii)(E), 12.1(v) and 12.1(vi); and (B), notwithstanding any other provision of this Agreement, for purposes only of computing Losses with respect to which Claims under this Section 12 may be made against Seller or Buyer (as the case may be), all materiality qualifications of representations and warranties, covenants, obligations or undertakings made by such Indemnifying Party shall be ignored.

         12.4. Method and Manner of Paying Claims. In the event of any claims under this Article 12, the claimant shall advise the party or parties who are required to provide indemnification therefor in writing of the amount and circumstances surrounding such claim. With respect to liquidated claims, if within thirty days the other party has not contested such claim in writing, the other party will pay the full amount thereof within ten days after the expiration of such period. Any amount owed by an Indemnifying Party hereunder with respect to any Claim may be set-off by the Indemnified Party against any amounts owed by the Indemnified Party to any Indemnifying Party. The unpaid balance of a Claim shall bear interest at a rate per annum equal to the rate announced by The First National Bank of Boston as its "Base Rate" plus two percent (2%) from the date notice thereof is given by the Indemnified Party to the Indemnifying Party.

                                   Article 13

                                   Termination

                  13.1 (a) This Agreement may be terminated by either the Buyer or the Seller in writing, without liability to the terminating party on account of such termination (provided the terminating party is not otherwise in default or in breach of this Agreement), if the Closing shall not have occurred on or before May 15, 1997, other than as a consequence of the intentional breach or the intentional default by the terminating party.

                  (b) This Agreement may be terminated at any time prior to the Closing by mutual action of the Seller and the Buyer.

                  (c) This Agreement may be terminated by either party for material breach by the other party which remains uncured thirty days after notice thereof by the non-breaching party.

                  (d) In the event of the termination and abandonment of this Agreement by the Seller or the Buyer, as herein provided, written notice thereof shall be given to the other party or parties and this Agreement shall terminate without any further action of the parties hereto. If this Agreement is terminated as provided herein: (i) each party will redeliver all documents, work papers and other material of the other party or parties relating to the transactions contemplated hereby including such memoranda, notes, lists, records or other documents compiled or derived from such material, whether so obtained before or after the execution hereof, to the party furnishing the same; (ii) all information received by any party hereto with respect to the business of the other parties or their affiliated companies shall remain subject to the terms of the Non-Disclosure Agreement; and (iii) no party shall have any liability or further obligation to any other party to this Agreement except as provided by this Article 13, and except that any termination of this Agreement pursuant to the first sentence of this Article 13 or pursuant to Section 13(c) shall not relieve a defaulting or breaching party from any liability to the other party hereto. The provisions of Article 15 shall survive any termination of this Agreement.

                                   Article 14

                                   Definitions

         As used herein the following terms not otherwise defined have the following respective meanings:

         "Intellectual Property" means patents, inventions (whether patentable or unpatentable), trade secrets, know-how, trademarks and associated goodwill, service marks, trade dress, logos, trade names, copyrights, mask works and registrations and applications for each of the foregoing, and computer software programs, computer data bases and related documentation and materials.

         "Person" means any corporation, association, partnership, organization, business, individual, government or political subdivision thereof or governmental agency.

         "Subsidiary" with respect to any Person, means any corporation a majority (by number of votes) of the outstanding shares of any class or classes of which shall at the time be owned (directly or indirectly) of record or beneficially by such Person or by a Subsidiary of such Person, if the holders of the shares of such class or classes (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, even though the right so to vote has been suspended by the happening of such a contingency, or
(b) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, whether or not the right so to vote exists by reason of the happening of a contingency.

                                   Article 15

                                     General

         15.1 Payment of Buyer's Expenses. The Seller agrees that, in the event that the Seller shall fail to satisfy the condition precedent set forth in
Section 9.17, the Seller shall promptly pay to the Buyer an amount equal to all reasonable out-of-pocket expenses incurred by Buyer (including without limitation all reasonable attorneys' fees and disbursements) in connection with the negotiations, due diligence and preparation of documents relating to this Agreement and the transactions contemplated hereby.

         15.2 Survival of Representations and Warranties. The representations and warranties of the parties hereto contained in this Agreement or otherwise made in writing in connection with the transactions contemplated hereby (in each case except as affected by the transactions contemplated by this Agreement) shall be deemed material and, notwithstanding any investigation by the Buyer, shall be deemed to have been relied on by the Buyer and shall survive the Closing, and the consummation of the transactions contemplated hereby for the period and to the extent described in Section 12.3.

         15.3. Expenses. All sales and transfertaxes payable with respect to the sale and conveyance of the Acquired Assets to the Buyer shall be paid by the Buyer. All expenses of the preparation, execution and consummation of this Agreement and of the transactions contemplated hereby, including without limitation attorneys', accountants' and outside advisers' fees and disbursements, shall be borne by the party incurring such expenses.

         15.4. Notices. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier, or sent by written telecommunication, as follows:

         If to Seller, to:

                  Kirk D'Orazio
                  Promptus Communications, Inc.
                  207 High Point Ave.
                  Portsmouth Business Park
                  Portsmouth, RI 02871
         with a copy sent contemporaneously to:

                  John Rodney, Esq.
                  Kirkpatrick & Lockhart LLP
                  1500 Oliver Building, Pittsburgh, Pa 15222 and to

                  Margaret D. Farrell, Esq.
                  Hinckley, Allen & Snyder
                  1500 Fleet Center
                  Providence, R. I. 02903
         If to the Buyer, to:

                  Robert Castle
                  VideoServer, Inc.
                  63 Third Avenue
                  Burlington, MA 01803

         with a copy sent contemporaneously to:

                  David L. Engel, Esq.
                  Bingham, Dana & Gould LLP
                  150 Federal Street
                  Boston, Massachusetts 02110

         Any such notice shall be effective (a) if delivered personally, when received, (b) if sent by overnight courier, when receipted for, (c) if mailed, five (5) days after being mailed as described above, and (d) if sent by written telecommunication, when received.

         15.5 Arbitration Provision. Any dispute, controversy or claim arising out of or in connection with or relating to this Agreement and the Transaction Documents or any breach or alleged breach hereof or thereof (other than any action to obtain injunctive relief, specific performance or other equitable remedy pursuant to the provisions of the License Agreement referred to in Section 10.8, the Nondisclosure Agreement referred to in Section 11.1, or the noncompetition provisions of Section 11.2 and the noncompetition agreements referred to in Section 9.15) shall be submitted to and determined and settled by arbitration in Boston, Massachusetts, or in such other location as the parties may agree, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). The Board of Arbitration shall be composed of one arbitrator, to be mutually agreed upon by the parties in good faith, or, if the parties cannot agree, the arbitrator shall be selected by the AAA in accordance with its standard procedures in such cases. The arbitration award shall be final and binding on the parties to the arbitration and judgment thereon may be entered in any court having jurisdiction, or application may be made to any such court for confirmation of such award or a judicial acceptance of such award or other legal remedy, as the case may be. If, under applicable federal or state law, a claim or dispute shall not be subject to arbitration, then either party may reject arbitration so that all claims and disputes shall be subject to resolution in a single proceeding and a single forum.

         15.6. Entire Agreement. This Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by all of the parties hereto.

         15.7. Governing Law. The validity and construction of this Agreement shall be governed by the internal laws (and not the choice-of-law rules) of the Commonwealth of Massachusetts.

         15.8. Sections and Section Headings. The headings of sections and subsections are for reference only and shall not limit or control the meaning thereof.

         15.9. Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor the obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other party hereto; provided, however, that nothing contained in this Section 15.7 shall prevent the Buyer, without the consent of the Seller, (a) from transferring or assigning this Agreement or its rights or obligations hereunder to another entity controlling, under the control of, or under common control with the Buyer or (b) from assigning all or part of its rights or obligations hereunder by way of collateral assignment to any bank or financing institution providing financing for the acquisition contemplated hereby, but no such transfer or assignment made pursuant to clauses (a) or (b) shall relieve the Buyer of its obligation under this Agreement.

         15.10. Severability. In the event that any covenant, condition, or other provision herein contained is held to be invalid, void, or illegal by any court of competent jurisdiction, the same shall be deemed to be severable from the remainder of this Agreement and shall in no way affect, impair, or invalidate any other covenant, condition, or other provision contained herein.

         15.11. Further Assurances. The parties agree to take such reasonable steps and execute such other and further documents as may be necessary or appropriate to cause the terms and conditions contained herein to be carried into effect.

         15.12. Tax Treatment. The Buyer and the Seller shall treat and report the transactions contemplated by this Agreement in all respects consistently for purposes of any federal, state or local tax, including without limitation with respect to calculation of gain, loss and basis with reference to the allocations of the Purchase Price made pursuant to Article 2 hereof. The parties hereto shall not take any actions or positions inconsistent with the obligations set forth herein. Both the Buyer and the Seller agree to file with the Internal Revenue Service an IRS Form 8594 (Asset Acquisition Statement under Section
1060) with respect to the acquisition by the Buyer of the Acquired Assets, with their respective federal income tax returns for the year in which the Closing Date occurs, consistent with the allocations made pursuant to Section 2.1.

         15.13. No Implied Rights or Remedies. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than the Seller and the Buyer and their respective shareholders, any rights or remedies under or by reason of this Agreement.

         15.14. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         15.15. Satisfaction of Conditions Precedent. Each of the Seller and the Buyer will use its best efforts to cause the satisfaction of the conditions precedent contained in this Agreement; provided, however, that nothing contained in this Section 15.13 shall obligate either party hereto to waive any right or condition under this Agreement.

         15.16. Public Statements or Releases. Each of the parties hereto agrees that prior to the consummation of the Closing no party to this Agreement will make, issue or release any public announcement, statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without first obtaining the consent of the other party hereto. Nothing contained in this Section 15.14 shall prevent either party from making such disclosures as such party may consider necessary to satisfy such party's legal or contractual obligations.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed and delivered as a sealed instrument as of the date and year first above written.


                                       ________________________________________
Attest:

_____________________________          By:_____________________________________
                                       Title:


Attest:                                ________________________________________


_____________________________          By:_____________________________________
                                       Title: